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Amneal Pharmaceuticals Announces Restructuring and Costs Savings Plan to Improve Operations and Position the Company for Future Growth
‒ Plan expected to reduce costs by approximately $50 million annually ‒
‒ Reduces Full Year 2019 Adjusted EBITDA Guidance ‒

BRIDGEWATER, N.J., July 10, 2019 -- Amneal Pharmaceuticals, Inc. (NYSE: AMRX) today announced a comprehensive restructuring plan designed to reduce its cost base, further right size its organization and optimize its global manufacturing infrastructure.

“Recently we initiated an in depth, company-wide review of our organizational structures, operational budgets, current and future capital projects, and existing capability and infrastructure alignments,” said Rob Stewart, President and Chief Executive Officer of Amneal. “We undertook this review in response to the continuing industry challenges impacting our business, including ongoing pressure on our base generics business from the limited number of buyers and the greater than expected effect of additional competition on our key generic products. Additionally, while the value from our complex product pipeline is still expected to be realized, it continues to take longer to materialize than we expected.”

“As a result of this review we have decided to take immediate steps to re-align our business infrastructure and cost base in an effort to align our Company to better deal with the current business realities,” said Mr. Stewart. “These decisive actions represent a difficult but necessary step forward to position Amneal for future success.”

The restructuring plan is expected to reduce Amneal’s total annual cost base by approximately $50.0 million. A majority of the restructuring milestones are expected to be achieved during 2020, with the full benefit of these actions being realized in 2021 and beyond. The Company will continue to monitor its cost base in light of market dynamics.

Key elements of the restructuring plan include substantial operating budget reductions and revised, more efficient organizational structures across all company functions; re-prioritization of R&D projects to focus on key, limited-competition opportunities; and realignment of manufacturing and R&D infrastructure to be more cost efficient and agile in responding to market opportunities.

Additional details regarding the restructuring plan and restructuring charges will be provided in the future.

The Company also announced that as a result of continuing market pressure and additional competition on its key generic products, the uncertainty of supply of epinephrine auto-injector (generic Adrenaclick®) from its third-party supplier during the high seasonal third quarter, as well as delays in key product approvals and launches including generic NuvaRing®, it currently expects adjusted EBITDA for 2019 to now be in the range of $425 million to $475 million.

The Company will revise its remaining 2019 financial guidance metrics (previously announced on May 9, 2019) when it reports its second quarter 2019 results on August 8, 2019.

Mr. Stewart concluded, “I recognize these actions represent considerable change for Amneal. As a responsible employer, we are committed to treating all employees fairly and providing those who will be affected by these actions a comprehensive transition plan. The changes announced today were not made lightly, but are necessary to ensure that Amneal continues to deliver on our commitment to provide affordable medicines for patients and value for stakeholders.”

About Amneal
Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is an integrated pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products. The Company has operations in North America, Asia, and Europe, working together to bring high-quality medicines to patients primarily within the United States.

Amneal has an extensive portfolio of more than 300 generic medicines, and is expanding its portfolio to include complex dosage forms in a broad range of therapeutic areas. The Company also markets a portfolio of branded pharmaceutical products through its Specialty segment focused principally on central nervous system disorders and parasitic infections. For more information, visit www.amneal.com.

Non-GAAP Financial Measures
This release includes a projection of the non-GAAP financial measure adjusted EBITDA, which is intended as a supplemental measure of the Company’s performance and is not required by or presented in accordance with GAAP. We define adjusted EBITDA as net income before net interest expense, income taxes, depreciation and amortization (EBITDA), as adjusted for certain other items described in our SEC filings, including stock-based compensation expense, acquisition and site closure expenses, restructuring and asset-related charges, loss on extinguishment of debt, inventory related charges, litigation, settlements and related charges, losses or gains on sales of assets, asset impairment charges, amortization of upfront payments, royalty expenses, foreign exchange losses or gains, loss on sale of international operations, R&D milestone payments, and change in value of contingent consideration. Management uses adjusted EBITDA internally to evaluate and manage the Company’s operations and to better understand its business because Adjusted EBITDA facilitates a comparative assessment of the Company's operating performance relative to its performance based on results calculated under GAAP. Adjusted EBITDA also isolates the effects of some items that vary from period to period without any correlation to core operating performance and eliminates certain charges that management believes do not reflect the Company's operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses adjusted EBITDA to evaluate management's performance and set its compensation. The Company believes that adjusted EBITDA also provides useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operation and trends while viewing the information through the eyes of management.

Adjusted EBITDA is subject to limitations. Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate adjusted EBITDA in the same manner. Additionally, adjusted EBITDA excludes significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; does not reflect changes in, or cash requirements for, working capital needs; and does not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. To compensate for these limitations, management presents and considers adjusted EBITDA in conjunction with the Company’s GAAP results. Adjusted EBITDA should not be considered in isolation from or as an alternative to net income determined in accordance with GAAP. Readers should not rely on any single financial measure to evaluate the Company’s business.

The Company cannot provide a reconciliation between adjusted EBITDA projections and the most directly comparable GAAP measure without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses, asset impairments and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for 2019.

Safe Harbor Statement
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including, among other things, future operating results and financial performance, product development and launches, integration strategies and resulting cost reduction, market position and business strategy. Words such as “may,” “will,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “assume,” “continue,” and similar words are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Amneal Pharmaceuticals, Inc. (the “Company”). Such risks and uncertainties include, but are not limited to: our ability to execute the restructuring plan described in this release and achieve the cost savings and other results anticipated therefrom; the impact of global economic conditions; our ability to integrate the operations of Amneal Pharmaceuticals LLC and Impax Laboratories, LLC pursuant to the business combination completed on May 4, 2018, and our ability to realize the anticipated synergies and other benefits of the combination; our ability to successfully develop and commercialize new products; our ability to obtain exclusive marketing rights for our products and to introduce products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition as well as consolidation of institutional buyers and payers on our ability to set prices; our ability to manage our growth; our dependence on the sales of a limited number of products for a substantial portion of our total revenues; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including United States federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to FDA product approval requirements; risks related to federal regulation of arrangements between manufacturers of branded and generic products; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; the continuing trend of consolidation of certain customer groups; our reliance on certain licenses to proprietary technologies from time to time; our dependence on third party suppliers and distributors for raw materials for our products and certain finished goods; the impact of global economic conditions; our dependence on third party agreements for a portion of our product offerings; our ability to make acquisitions of or investments in complementary businesses and products on advantageous terms; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; the significant amount of resources we expend on research and development; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by a group of stockholders. A further list and descriptions of these risks, uncertainties and other factors can be found in the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as supplemented by any subsequently filed Quarterly Reports on Form 10-Q. Copies of these filings are available online at www.sec.gov, www.amneal.com or on request from the Company.

Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

Trademarks referenced herein are the property of their respective owner.

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